UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2011

NATIONAL TAX CREDIT PARTNERS, L. P.

(Exact name of Registrant as specified in its charter)

California	0-18541	95-3906167
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

National Tax Credit Partners, L.P., a California limited partnership (the “Partnership”) held a 99% limited partnership interest in Rolling Hills Apartments Limited Partnership, a Pennsylvania limited partnership (“Rolling Hills”). On May 25, 2011, the Partnership sold its limited partnership interest in Rolling Hills to a third party and received net proceeds of $300,000.  The Partnership’s investment balance in Rolling Hills was zero at December 31, 2010 and March 31, 2011.

The foregoing description is qualified in its entirety by reference to the Assignment and Assumption Agreement, a copy of which is filed as exhibit 10.3 to this report.

In accordance with the terms of the Partnership’s partnership agreement, the Partnership’s general partner has evaluated the cash requirements of the Partnership and determined that the net sales proceeds will be held in the Partnership’s reserves.  It is not anticipated that any distribution to the Partnership’s partners will be made from the sale of the Partnership’s interests in Rolling Hills.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.3  Assignment and Assumption Agreement by and between National Tax Credit Partners, L.P., a California limited partnership; National Tax Credit, Inc., a California corporation; Rolling Hills, AGP LLC, a New Jersey limited liability company; RH-Michaels Investors, LLC, a New Jersey limited liability company; and Rolling Hills-Michaels, LLC, a New Jersey limited liability company dated April 4, 2011.

The agreement included as an exhibit to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•       should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•  may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to       more recent developments.

      Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT PARTNERS L.P.

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: June 1, 2011